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                                 EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT

          This Employment Agreement (this "Agreement") is made and entered into as of May 3, 2000, by and between DuPont Photomasks, Inc., a Delaware corporation (the "Company"), and Peter Kirlin, an individual ("Executive").

                                   RECITALS

WHEREAS, the Company desires to hire Executive and Executive desires to become employed by the Company; and

WHEREAS, the Company and Executive have determined that it is in their respective best interest to enter into this Agreement on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT

1.        EMPLOYMENT TERMS AND DUTIES

1.1 EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

1.2 DUTIES. Executive shall serve as Chief Executive Officer and Chairman of the Board of Directors of the Company and shall report solely to the Board of Directors of the Company (the "Board of Directors"). Executive shall have the authority, and perform the duties customarily associated with, his titles and offices together with such additional duties of a senior executive nature and commensurate with his titles as may from time to time be assigned by the Board of Directors. The Company shall recommend Executive for election to the Board of Directors immediately after the Hire Date (defined below). During the Employment Term (as defined herein), Executive shall devote his full working time and efforts to the performance of his duties and the furtherance of the legitimate business interests of the Company and shall not be otherwise employed. Notwithstanding anything to the contrary in this Agreement, Executive may serve as a director for ATMI, Inc. ("ATMI") if requested to do so, provided that (i) Executive must inform the Board of Directors if a conflict of interest arises as a result of his service on the ATMI Board of Directors and (ii) Executive will resign from the ATMI Board of Directors if requested by the Board of Directors due to conflict of interest. Executive may also serve as a director or trustee of other organizations, or engage in charitable, civic and/or governmental activities provided that such service and activities do not prevent Executive from performing the duties required of Executive under this Agreement and further provided that Executive obtains written consent for all such activities from the Company, which consent will not be unreasonably withheld. Executive may engage in personal activities, including, without limitation, personal investments, provided that such activities do not interfere with Executive's performance of his duties hereunder and/or the provisions of Executive's written agreements with the Company.

1.3 TERM. Subject to the provisions of Section 1.6 below, the term of employment of Executive under this Agreement shall commence on May 3, 2000, (the "Hire Date") and shall continue for a period of three (3) years (the "Initial Term"). This Agreement, and Executive's employment hereunder, may be terminated if the Board of Directors provides Executive, or Executive provides the Board of Directors, with written notice of termination at least three (3) months prior to the end of the Initial Term. If neither party elects to terminate prior to completion of the Initial Term, this Agreement shall automatically renew (the "Renewal Term" and together with the Initial Term, the "Employment Term") and may only be terminated under Section 1.6.

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1.4       COMPENSATION AND BENEFITS.

1.4.1 BASE SALARY. In consideration of the services rendered to the Company hereunder by Executive and Executive's covenants hereunder and in the Company's Confidentiality, Proprietary Information and Inventions Agreement (the "Confidentiality Agreement", attached hereto as Annex A), the Company shall, during the Employment Term, pay Executive a salary at the annual rate of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "Base Salary"), less statutory deductions and withholdings, payable in equal installments in accordance with the Company's regular payroll practices, but no less frequently than monthly. The Company will review the Base Salary, for increase, not decrease, as part of the next annual performance review in August 2001. The Company agrees to pay the Base Salary retroactive to May 1, 2000.

1.4.2 THE INCENTIVE COMPENSATION. Pursuant to the Company's standard bonus plan, Executive will be entitled to an annual target bonus opportunity of up to seventy-five percent (75%) of Base Salary ("the Incentive Compensation"), with the actual Incentive Compensation payable to be based upon Executive's performance and the size of the bonus pool as determined by the Board of Directors. The Incentive Compensation will be paid each year after the close of the fiscal year, per the normal Company schedule. No Incentive Compensation will be payable for fiscal year 2000, which ends on June 30, 2000. The Incentive Compensation available to Executive under this section can range between zero percent (0%) and one hundred fifty percent (150%) of Base Salary.

1.4.3 BENEFITS PACKAGE. In addition to the Base Salary, during the Employment Term, Executive shall receive such employee benefits and holidays as may be in effect from time to time as are afforded to other senior executives of the Company. Such current benefits are described briefly on Annex B, attached hereto.

1.4.4 VACATION. Executive shall be entitled to four (4) weeks' paid vacation each year of the Employment Term.

1.4.5 EXPENSES. The Company shall, upon receipt from Executive of supporting receipts to the extent required by applicable income tax regulations and the Company's reimbursement policies, reimburse Executive for all out-of-pocket business expenses reasonably incurred by Executive in connection with his employment hereunder, as approved by the Company's Chief Financial Officer or other officer designated by the Board of Directors.

1.4.6 RELOCATION EXPENSES. The Company shall reimburse Executive in accordance with the Company's Relocation Policy (the "Relocation Policy", attached as Annex C). The Company will (a) reimburse Executive for expenses for up to six (6) months for temporary living costs up to a maximum of Thirty Five Thousand Dollars ($35,000) and (b) for unlimited coach round trips home for both Executive and Executive's spouse during the first three (3) months after the Hire Date.

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1.5       STOCK OPTIONS.

1.5.1 INITIAL STOCK OPTION. Subject to approval by the Board of Directors (or a committee thereof authorized under the Plan), effective as of the Hire Date, the Company shall grant to Executive, in accordance with the terms of the Company's Amended 1997 Stock Option and Restricted Stock Plan (the "Plan"), the following stock options (the "Initial Options"):

          (a) An option to purchase a total of one hundred thousand (100,000) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price equal to the average of the high selling price and the low selling price of the Common Stock on the Hire Date. The option shall vest twenty percent (20%) on the first anniversary and each of the next four anniversaries of the Hire Date.

          (b) An option to purchase a total of forty thousand shares (40,000) shares of Common Stock at an exercise price equal to the average of the high selling price and the low selling price of the Common Stock on the Hire Date. The option will vest in its entirety six (6) years after the Hire Date or will be accelerated if the price of the Common Stock trades at a price per share of Common Stock equal to three times the exercise price for thirty (30) days consecutively, within the first five (5) years of the date of grant or if the Company is sold for a per-share price exceeding that amount.

          (c) An option to purchase a total of fifty thousand shares (50,000) shares of the Common Stock at a grant price equal to the average of the high selling price and the low selling price of the Common Stock on the Hire Date. The option shall vest as follows eight percent (8%) on the first anniversary of the Hire Date and an additional: (a) fourteen percent (14%) on the second anniversary of the Hire Date; (b) thirty-one percent (31%) on the third anniversary of the Hire Date; and (c) forty-seven percent (47%) on the fourth anniversary of the Hire Date.

          The Initial Options will be designated incentive stock options to the maximum extent allowed by law and will expire if not exercised within ten (10) years of the date of grant, and shall be granted pursuant to option agreements in the form annexed hereto as Annex D.

1.5.2 ANNUAL STOCK OPTION GRANT. Executive shall be entitled to an annual stock option (the "Annual Stock Option") (including ISO's and NQO's). The target grant for Executive shall be an option to purchase fifty thousand shares (50,000) of Common Stock, granted in accordance with the terms of the Plan, the actual number of shares in the grant to be determined by the Board of Directors. The Annual Stock Option shall vest twenty-five percent (25%) after each year of employment by the Company. The first Annual Stock Option shall be granted in September 2001, or shall be granted in accordance with the normal Company calendar for officers following the 2001 fiscal year. Options granted to Executive pursuant to this section shall be designated incentive stock options to the maximum extent allowed by law.

1.6 TERMINATION. Executive's employment and this Agreement (except as otherwise provided hereunder) shall terminate upon the occurrence of any of the following at the time set forth therefor (the "Termination Date"):

1.6.1 DEATH OR DISABILITY. Immediately upon the death of Executive or the determination by the Board of Directors that Executive shall have been unable to substantially perform the essential functions of his duties, with or without reasonable accommodation, for a period of 100 days out of any period of 360 consecutive days ("Disability"); provided that prior to any termination due to Disability, the Company shall have given Executive at least 14 days' advance written notice of its intent to terminate Executive's Employment Term due to Disability, and Executive shall not have returned to full-time employment by the 14th day after such notice (termination pursuant to this Section 1.6.1 being referred to herein as termination for "Death or Disability"); or

1.6.2 VOLUNTARY TERMINATION. Thirty (30) days following the receipt by the Company of Executive's written notice to the Company of termination of employment; provided, however, that the Company may waive all or a portion of the thirty (30) days' notice and accelerate the effective date of such termination (and the Termination Date) (termination pursuant to this Section
1.6.2 being referred to herein as "Voluntary Termination"); or

1.6.3 TERMINATION FOR CAUSE. Immediately following notice of termination for "Cause" (as defined below), specifying such Cause, given by the Board of Directors (termination pursuant to this Section 1.6.3 being referred to herein as termination for "Cause"). As used herein, "Cause" shall mean and be limited to termination based on: (i) Executive's conviction or plea of "guilty" or "no contest" to any crime constituting a felony in the jurisdiction in which committed, any crime involving moral

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turpitude (whether or not a felony), or any other violation of criminal law involving dishonesty or willful misconduct that materially injures the Company (whether or not a felony); (ii) Executive's substance abuse that in any manner materially interferes with the performance of his duties; (iii) Executive's failure or refusal to perform his duties or to follow the lawful and proper directives of the Board of Directors that are within the scope of his duties;
(iv) Executive's material intentional breach of the Confidentiality Agreement; or (v) Executive's violation of the Company's policies against insider trading or Executive's intentional misconduct that materially injures the Company, provided, however, that prior to any termination of Executive's employment for Cause pursuant to Section 1.6.3 (iii), the Company shall (1) provide Executive with not less than thirty (30) days' advance written notice, specifying in reasonable detail the act(s) or failure(s) to act complained of and setting out a suggested manner of cure; and (2) afford to Executive the opportunity to meet in person with the Board of Directors to discuss the same. No act or failure to act on the part of Executive may serve as the basis for Cause pursuant to
Section 1.6.3(iii) if done or omitted to be done by Executive with the reasonable belief on his part that his act or omission was in, or not opposed to, the best interests of the Company.

1.6.4 TERMINATION WITHOUT CAUSE. Thirty (30) days following Executive's receipt of written notice of termination without Cause from the Board of Directors; provided, however, that during any such thirty (30) day notice period, the Company may suspend, with no reduction in pay or benefits, Executive from his duties as set forth herein (including, without limitation, Executive's position as a representative and agent of the Company) (termination pursuant to this Section 1.6.4 being referred to herein as termination "Without Cause").

1.6.5 CONSTRUCTIVE TERMINATION. Thirty (30) days following a Constructive Termination (as defined below); provided, however, that during any such thirty
(30) day period, the Company may suspend, with no reduction in pay or benefits, Executive from his duties as set forth herein (including, without limitation, Executive's position as a representative and agent of the Company) (termination pursuant to this Section 1.6.5 being referred to herein as "Constructive Termination"). For purposes of this Section, a Constructive Termination shall occur when:

          (a) for a period of twelve (12) months following a Change in Control (as defined below), Executive is terminated (other than for Cause) or Executive voluntarily resigns because his (i) duties, responsibilities or level of management to which Executive reports are materially reduced, (ii) Executive's Base Salary is reduced by more than 15% or (iii) place of employment is relocated by more than fifty (50) miles, in each case without Executive's consent .

            (i) A "Change in Control" shall be deemed to occur in the event of a change in ownership or control of the Company effected through any of the following transactions:

                  the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, or is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than sixty percent (60%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

                  the sale, transfer or other disposition of all or substantially all of the Company's assets; or

                  the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

          A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

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          (b) Executive provides written notice to the Company of termination for Good Reason, which, as used herein, shall mean (A) a reduction in Executive's titles, authority, duties or responsibilities, or the assignment of duties inconsistent with Executive's position; (B) a change in reporting contrary to the provisions of this Agreement; (C) a failure to grant any equity participation as provided in this Agreement, or nonpayment of any amount owing to Executive; or (D) relocation more than fifty (50) miles from Executive's office or residence, in each case without Executive's consent and continuing more than thirty (30) days following the Company's receipt of written notice from Executive identifying the basis of the alleged termination for Good Reason.

          Notwithstanding the foregoing, under no circumstances will the removal of Executive from his position as Chairman of the Board of Directors constitute a Constructive Termination under Sections 1.6.5(a) or 1.6.5(b).

1.6.6 Other Remedies. Termination pursuant to this section shall be in addition to and without prejudice to any other right or remedy to which the Company or Executive may be entitled at law, in equity, or under this Agreement.

1.7       SEVERANCE

1.7.1 VOLUNTARY TERMINATION, Termination for Cause or Termination for Death or Disability. In the case of termination of Executive's employment hereunder for Death or Disability in accordance with Section 1.6.1 above, or Executive's Voluntary termination of employment hereunder in accordance with Section 1.6.2 above, or a termination of Executive's employment hereunder for Cause in accordance with Section 1.6.3 above, (i) Executive shall not be entitled to receive payment of, and the Company shall have no obligation to pay, any severance or similar compensation attributable to such termination, other than Base Salary earned but unpaid, accrued but unused vacation to the extent allowed by the Company's policies, vested benefits under any employee benefit plan, and any unreimbursed expenses pursuant to Section 1.4.4 hereof incurred by Executive as of the Termination Date; and (ii) the Company's other obligations under this Agreement shall immediately cease.

1.7.2 TERMINATION WITHOUT CAUSE. In the case of a termination of Executive's employment hereunder Without Cause in accordance with Section 1.6.4, the Company shall pay Executive, without discount, or any obligation on the part of Executive to mitigate the amount of such payment (by seeking alternate employment or otherwise), (hereinafter the "Severance Payment") (i) all accrued compensation and benefits; provided that, there will be no partial payment of the Incentive Compensation and (ii) an amount equal to twelve (12) months' salary, in a lump-sum payment subject to the tax withholding specified in
Section 1.4.1 above. Executive shall also receive vesting, on a pro-rata basis, of options scheduled to vest in the current year of employment pursuant to
Section 1.5.1(a) (e.g., if Executive is terminated six (6) months into the existing year of employment, Executive would receive vesting of one-half (1/2) of his options scheduled to vest during that year). Options granted pursuant to Sections 1.5.1(b) and 1.5.1(c) will not be subject to acceleration pursuant to this section. Executive shall have three (3) months from the Termination Date to exercise his vested shares. The above amounts represent the entire compensation Executive is entitled to receive upon termination Without Cause.

1.7.3 CONSTRUCTIVE TERMINATION DUE TO CHANGE OF CONTROL. In the case of the Constructive Termination due to a Change of Control of Executive's employment in accordance with Section 1.6.5(a), the Company shall pay Executive the Severance Payment and Executive's outstanding Initial Stock Options (to the extent then unexercisable) will automatically accelerate and become exercisable in full for any or all of the option shares as fully vested shares as follows: (i) twenty-five percent (25%) acceleration if the Constructive Termination occurs within one (1) year from the Hire Date; (ii) fifty percent (50%) acceleration if the Constructive Termination occurs with two (2) years from the Hire Date; (iii) one hundred percent (100%) acceleration if the Constructive Termination occurs within three (3) years from the Hire Date. Under these circumstances, Executive will have until the earlier of the expiration date of the respective option or one (1) year from the Termination Date in which to exercise an outstanding option. Options granted to Executive in Sections 1.5.1(b) and 1.5.1(c) of this Agreement shall not be subject to acceleration pursuant to this section. The above amounts represent the entire compensation Executive is entitled to receive upon a Constructive Termination.

1.7.4 CONSTRUCTIVE TERMINATION DUE TO GOOD REASON In the case of Executive's Constructive Termination due to Good Reason in accordance with Section 1.6.5(b), the Company shall pay Executive, without discount, or any obligation on the part of Executive to mitigate the amount of such payment (by seeking alternate employment or otherwise), (hereinafter the "Severance Payment") (i) all accrued compensation and benefits; provided that, there will be no partial payment of the Incentive Compensation and (ii) an amount equal to twelve (12) months' salary, in a lump-sum payment subject to the tax

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withholding specified in Section 1.4.1 above. Executive shall also receive vesting, on a pro-rata basis, of options scheduled to vest in the current year of employment pursuant to Sections 1.5.1(a) and 1.5.1(c) (e.g., if Executive is terminated six (6) months into the existing year of employment, Executive would receive vesting of one-half (1/2) of his options scheduled to vest during that year). Options granted pursuant to Section 1.5.1(b) will not be subject to acceleration pursuant to this section. Executive shall have three (3) months from the Termination Date to exercise his vested shares. The above amounts represent the entire compensation Executive is entitled to receive upon Constructive Termination due to Good Reason.

2.        PROTECTION OF COMPANY'S CONFIDENTIAL, PROPRIETARY INFORMATION AND
INVENTIONS.

This Agreement, and Executive's employment hereunder, is contingent upon Executive's execution of the Confidentiality Agreement, before the Hire Date.

3.        REPRESENTATIONS AND WARRANTIES

Each party hereto represents and warrants that (i) this Agreement is valid and binding upon and enforceable against such party in accordance with the terms of this Agreement, (ii) such party is not bound by or subject to any contractual or other obligation that would be violated by such party's execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) such party is not subject to any pending or, to such party's knowledge, threatened, claim, action, judgment, order, or investigation that could adversely affect such party's ability to perform its obligations under this Agreement in a material respect.

4.        MISCELLANEOUS

4.1 INDEMNIFICATION. The Company shall indemnify Executive from any liability arising out of his performance of his duties hereunder to the full extent permitted by law, and shall provide Executive all benefits under any directors and officers, errors and omissions, or similar insurance policy from time to time in effect.

4.2 NOTICES. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

               If to the Executive, to:
                                 Peter Kirlin
                             ____________________
                             ____________________
                             ____________________

               If to the Company, to:
                                 John M. Lynn
                            DuPont Photomasks, Inc.
                            131 Old Settlers Blvd.
                            Round Rock, Texas 78664
                                (512) 310-6527

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 4.1, be deemed given upon delivery, and (ii) if delivered by mail in the manner described above to the address as provided in this Section 4.1. be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving written notice specifying such change to the other party hereto.

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4.3       AUTHORIZATION TO BE EMPLOYED. This Agreement, and Executive's
employment hereunder, is subject to Executive providing the Company with legally required proof of Executive's authorization to be employed in the United States of America.

4.4 ENTIRE AGREEMENT. This Agreement, which includes the Exhibits hereto, supersedes all prior discussions and agreements, among the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect thereto. In the event of conflict between the terms of the text of this Agreement (excluding for this purpose the Exhibits hereto), on the one hand, and the terms of the Confidentiality Agreement, the Plan, the Bonus Plan, the Relocation Plan, or the form of Option Agreement, on the other hand, the terms of this Agreement (excluding for this purpose the Exhibits hereto) shall control. Any provision of this Agreement which by its terms obliges the Company to make payments subsequent to termination of Executive's Employment Term shall survive any such termination.

4.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the parry that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

4.6 AMENDMENT. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

4.7 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

4.8 NO ASSIGNMENT; BINDING EFFECT. This Agreement and the obligations undertaken herein shall be binding upon and shall inure to the benefit of any successors or assigns of the Company. Executive shall not be entitled to assign his obligations under this Agreement.

4.9 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

4.10 SEVERABILITY. The Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

4.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts executed and performed in such State without giving effect to conflicts of laws principles.

4.12 JURISDICTION. With respect to any suit, action, or other proceeding arising from (or relating to) this Agreement, the Company and Executive hereby irrevocably agree to the nonexclusive personal jurisdiction and venue of the United Status District Court for the Western District of Texas (and any Texas State Court within Travis County, Texas).

4.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

                              DUPONT PHOTOMASKS, INC., as the Company

                              By: /s/ Marshall C. Turner
                                  ----------------------

                              Name:  Marshall C. Turner

                              Title:  Chairman and CEO

                              Date:  May 2, 2000


                              PETER KIRLIN, as Executive

                              Signature: /s/ Peter S. Kirlin
                                         -------------------

                              Name:  Peter S. Kirlin

                              Date:  May 2, 2000

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